Exhibit 99.1

Nabors Energy Transition Corp. II Announces Extension of Deadline to Complete Business Combination

HOUSTON, TX, August 15, 2025/PRNewswire/ -- Nabors Energy Transition Corp. II (Nasdaq: NETD) (“NETD” or the “Company”) announced that its board of directors has elected to extend the date by which NETD has to consummate a business combination by one additional month from August 18, 2025 to September 18, 2025 (the “Extension”), as permitted under NETD’s second amended and restated memorandum and articles of association. The Extension provides NETD with additional time to complete its previously announced initial business combination with e2Companies LLC (“e2”).

In connection with the Extension, Nabors Lux 2 S.a.r.l. (“Nabors Lux”), an affiliate of Nabors Energy Transition Sponsor II LLC (the “Sponsor”), has deposited $250,000 (the “Extension Payment”) into NETD’s trust account for its public shareholders (the “Trust Account”), which enables NETD to effectuate the Extension. Nabors Lux loaned the Extension Payment to NETD through a non-interest-bearing loan. If NETD consummates an initial business combination, it will repay the loan out of the proceeds of the Trust Account or, at the option of the Sponsor, convert all or a portion of the loan into warrants for $1.00 per warrant, which warrants will be identical to the warrants issued by NETD in a private placement in connection with NETD’s initial public offering. If NETD does not consummate an initial business combination, it will repay the loan only from funds held outside of the Trust Account.

About Nabors Energy Transition Corp. II

NETD is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. The Company focused its search for a target business on companies that identify solutions, opportunities, companies or technologies that focus on advancing the energy transition; specifically, ones that facilitate, improve or complement the reduction of carbon or greenhouse gas emissions while satisfying growing energy consumption across markets globally.

Important Information for Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or constitute a solicitation of any vote or approval.

In connection with the transactions contemplated by the Business Combination Agreement and Plan of Reorganization, dated February 11, 2025 (the “Transactions”), NETD and e2 will file with the Securities and Exchange Commission (the “SEC”) the Registration Statement on Form S-4 (the “Registration Statement”), which will include (i) a preliminary prospectus of NETD relating to the offer of securities to be issued in connection with the Transactions, (ii) a preliminary proxy statement of NETD to be distributed to holders of NETD’s capital shares in connection with NETD’s solicitation of proxies for vote by NETD’s shareholders with respect to the Transactions and other matters described in the Registration Statement and (iii) a consent solicitation statement of e2 to be distributed to unitholders of e2 in connection with e2’s solicitation for votes to approve the Transactions. NETD and e2 also plan to file other documents with the SEC regarding the Transactions. After the Registration Statement has been declared effective by the SEC, a definitive proxy statement/consent solicitation statement/prospectus will be mailed to the shareholders of NETD and unitholders of e2. INVESTORS AND SECURITY HOLDERS OF NETD AND E2 ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/CONSENT SOLICITATION STATEMENT/PROSPECTUS CONTAINED THEREIN (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS RELATING TO THE TRANSACTIONS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTIONS.

Investors and security holders will be able to obtain free copies of the proxy statement/consent solicitation statement/prospectus and other documents containing important information about NETD and e2 once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. In addition, the documents filed by NETD may be obtained free of charge from NETD’s website at www.nabors-etcorp.com or by written request to NETD at 515 West Greens Road, Suite 1200, Houston, TX 77067.

Participants in the Solicitation

NETD, Nabors Industries Ltd., e2 and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of NETD in connection with the Transactions. Information about the directors and executive officers of NETD is set forth in NETD’s Annual Report on Form 10-K/A for the year ended December 31, 2024, filed with the SEC on April 2, 2025. To the extent that holdings of NETD’s securities have changed since the amounts printed in NETD’s Annual Report on Form 10-K/A for the year ended December 31, 2024, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/consent solicitation statement/prospectus and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described in the preceding paragraph.

Forward-Looking Statements

The information included herein and in any oral statements made in connection herewith include “forward-looking statements”. All statements, other than statements of present or historical fact included herein, regarding the Transactions, NETD’s and e2’s ability to consummate the Transactions, the benefits of the Transactions and NETD’s and e2’s future financial performance following the Transactions, as well as NETD’s and e2’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on NETD and e2 management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, NETD and e2 disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. NETD and e2 caution you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of NETD and e2. These risks include, but are not limited to, general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the inability of the parties to successfully or timely consummate the Transactions or to satisfy the conditions to the closing of the Transactions, including satisfaction of the minimum proceeds condition and the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company; the risk that the approval of the shareholders of NETD for the Transactions is not obtained; the failure to realize the anticipated benefits of the Transactions, including as a result of a delay in consummating the Transactions or difficulty in, or costs associated with, integrating the businesses of NETD and e2; the amount of redemption requests made by NETD’s shareholders; the outcome of any current or future legal proceedings or regulatory investigations, including any that may be instituted against NETD or e2 following announcement of the Transactions; the occurrence of events that may give rise to a right of one or both of NETD and e2 to terminate the definitive agreements related to the Transactions; difficulties or delays in the development of e2’s business; the risks related to the rollout of e2’s business and the timing of expected business milestones; potential benefits and commercial attractiveness to its customers of e2’s products; the potential success of e2’s marketing and expansion strategies; the effects of competition on e2’s future business; the ability of e2 to convert its currently contracted revenues from new original equipment manufacturer sales and energy service agreements into actual revenue; the ability of e2 to recruit and retain key executives, employees and consultants; and the ability of e2 management to successfully manage a public company. Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact NETD’s expectations can be found in NETD’s periodic filings with the SEC, including NETD’s Annual Report on Form 10-K/A filed with the SEC on April 2, 2025 and any subsequently filed Quarterly Reports on Form 10-Q. NETD’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Investor Relations Contact

William C. Conroy, CFA

+1 281-775-2423

william.conroy@nabors-etcorp.com

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